UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — June 10, 2008 (June 10, 2008)
CODORUS VALLEY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543

(State or other jurisdiction of of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road
P.O. Box 2887
York, Pennsylvania	17405-2887

(Address of principal executive offices)	(Zip code)
717-747-1519
(Registrant’s telephone number including area code)
N/A
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.
FORM 8-K

Item 2.06	Material Impairments

On June 10, 2008, PeoplesBank, A Codorus Valley Company, the wholly-owned subsidiary of Codorus Valley Bancorp, Inc., determined to record a provision expense and corresponding charge-off to the Allowance for Loan Losses for impairment to the value of real estate collateral supporting a $2,155,000 nonperforming commercial loan. The estimated provision, pending a final appraisal, is expected to range from $300,000 to $500,000, which reflects widespread deterioration in condominium real estate values. Subsequent to the charge, the loan will be reclassified to other real estate owned, and will be accounted for at the lower of cost or fair value less estimated costs to sell based on periodic evaluations. PeoplesBank plans to transfer the property to its affiliate SYC Realty, Inc., to protect PeoplesBank’s financial interest pending liquidation. Future holding expenses associated with the property are not expected to be material.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc. (Registrant)
Date: June 10, 2008	/s/ Larry J. Miller
Larry J. Miller
President and Chief Executive Officer (Principal Executive Officer)